Exhibit 23.1

LBB & ASSOCIATES LTD., LLP
10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Vertex Energy, Inc. (the “Company”) of our report dated March 24, 2014, relating to the consolidated financial statements of the Company as of December 31, 2013 and 2012 and the years then ended, included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2013.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
July 24, 2014